Exhibit 10(iii)

STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Agreement”) dated as of June 19, 2006 (the “Effective Date”) by and between Atmospheric Glow Technologies, Inc., with its principal office at 924 Corridor Park Boulevard, Knoxville, Tennessee 37932 (the “Company”), and W. Scott McDonald (the “Optionee”).

WHEREAS, the Company has adopted the 2006 Equity Incentive Plan (the “Plan”) to permit grants of options to purchase Common Shares of Atmospheric Glow Technologies, Inc., to certain employees of the Company;

WHEREAS, the Optionee is expected to be an employee of the Company and pursuant to the Employment Agreement between the Company and the Optionee, the Optionee is entitled to receive options to purchase Common Shares of the Company; and

WHEREAS, the Company desires to encourage the Optionee to remain in such employ by granting the Optionee options to acquire shares of the Company and thereby increasing the Optionee’s proprietary interest in the Company’s success;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby agree as follows:

1. Subject to the terms and conditions of the Plan, a copy of which is attached hereto, incorporated by reference and made a part hereof, and this Agreement, the Company grants to the Optionee the option (the “Options”) to purchase from the Company all or any part of an aggregate number of 6,000,000 of the Company’s Common Shares (the “Optioned Shares”) upon the terms and conditions and vesting as provided below.

2. The purchase price of the Optioned Shares shall be as provided in the table below.

Vesting Date Based upon Completed Years of Employment from Option Issue	Number of Options @ Exercise Price per Share	Term of Options from Grant Date
<1 Year	0	0
1 Year	2M @ $0.12	5 Years
2 Years	2M @ $0.18	5 Years
3 Years	2M @ $0.27	5 Years

Subject to the terms and conditions of the Plan and this Agreement, the Optionee may purchase Optioned Shares pursuant to this Agreement at any time and from time to time commencing upon the vesting date provided in the table above and continuing for a period of five (5) years from such vesting date. All Options must be exercised within five (5) years of the date the Options vest, and in accordance with the Plan and this Agreement, and if not exercised within such period, will expire.

3. Except in the case of death of the Optionee, the Optionee may exercise an Option only during the Optionee’s lifetime by giving thirty (30) days written notice of exercise, delivered or mailed by postpaid registered or certified mail addressed to the President of the Company (“President”) at the principal offices of the Company, on the attached form or in a document containing the information specified in the attached form. Options must be exercised in increments of at least ten thousand (10,000), unless the Optionee holds fewer than ten thousand (10,000) Options, in which case all remaining Options held by the Optionee must be exercised. After the death of the Optionee, an Option may be exercised by the Optionee’s personal representative or other person entitled by law to the Optionee’s rights under the Option to the extent that the Optionee was entitled to exercise the Option at death for the period described in paragraph 5(c) of this Agreement. The notice must be accompanied by payment in full of the Option price in cash as otherwise provided in the Plan. The Company will cause the certificate representing purchased shares to be delivered to the Optionee as soon as practicable after payment in full of the exercise price.

4. This Agreement shall terminate as provided below:

(a) If the Optionee’s employment with the Company is terminated for Cause, this Agreement shall terminate simultaneously therewith and Optionee shall have no right to exercise any Options thereafter. For purposes of this paragraph, “for Cause” shall have the same definition as in Section 7(c) of the Employment Agreement between the Optionee and the Company and be determined by the board of directors of the Company and any such determination shall be final, binding and conclusive.

(b) If the Optionee ceases to be an employee of the Company or any of its subsidiaries for any reason other than (i) termination for Cause as set forth in paragraph 4(a) above, or (ii) death or disability, all Options shall expire the earlier of three (3) months after termination and the expiration date of the Options.

(c) If the Optionee ceases to be an employee of the Company or any subsidiary of the Company by reason of disability or death, all Options shall expire on a date which is the earlier of six (6) months following the date of death or disability and the expiration date of the Options.

5. The Options shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution. Any attempted transfer, assignment, pledge or other disposition or levy of attachment or similar process not specifically permitted herein or in the Plan shall be null and void and without effect.

6. The Optionee agrees and understands that:

(a) The Employee understands that neither the Options nor the underlying Optioned Shares have been registered under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions from registration provided by the Act and the rules and regulations promulgated thereunder. Neither the Options nor the underlying Optioned Shares have been registered or qualified with any state securities regulatory authority under state securities laws, also, in reliance on exemptions from registration provided by state laws. The above-described securities may not be resold unless they are registered under the Act and registered or qualified under applicable state securities laws or unless an exemption from registration or qualification is available. The Company does not contemplate registering such securities and is under no obligation to do so.

(b) The Employee understands that any securities purchased hereunder are purchased for the Employee’s own account, for investment purposes only. The Employee does not intend to divide such interest or to resell or otherwise dispose of or distribute all or any part of such securities. The securities are subject to the restrictions on transfer required by the Act, the rules promulgated by the Securities and Exchange Commission thereunder, and the applicable state securities laws. Any certificate issued representing ownership of such securities shall bear a legend describing the restrictions.

(c) The Employee is personally convinced, and, if necessary, advised by a qualified advisor chosen by the Employee that this investment is financially suitable in light of such information and advice and of the Employee’s financial situation. The Employee has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Options and the Optioned Shares, to inspect and copy all material documents relating thereto, and to obtain all additional information necessary to verify the accuracy of information furnished that the Company possesses or can acquire without unreasonable effort or expense. The Employee, either alone or with the purchaser representative, if any, chosen by the Employee has such knowledge and experience in financial matters to be capable of evaluating the merits and risks of the investment.

(d) The Employee is prepared to hold the securities purchased for an indefinite period of time and is aware that a substantial or total loss of the investment is possible. The Employee understands and has considered the restrictions on the transfer of the securities, their lack of liquidity and all other possible risks of the investment.

(e) The Employee understands that the Company is relying on certain exemptions from registration under federal and state securities laws and is basing its reliance on the representations contained herein.

(f) The Optionee will not be deemed for any purpose to be a shareholder of the Company with respect to any of the Optioned Shares, until such time as, and except to the extent that, the Options have been exercised and the exercise price for the Optioned Shares has been paid in full.

(g) The Optionee has no obligation to exercise the Options.

(h) The existence of the Options will not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in capital structure or business, or any merger or consolidation of the Company or its subsidiaries, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Shares or the rights thereof, or dissolution or liquidation of the Company or its subsidiaries or any sale or transfer of all or any part of their assets or business or any other corporate act or proceeding, whether of a similar character or otherwise and the number of Options or Optioned Shares may be affected by such actions as described in the Plan.

(i) As a condition of the granting of the Options, the Optionee agrees that any dispute or disagreements which may arise under or as a result of or pursuant to this Agreement will be determined by the board of directors of the Company in its sole discretion, and that any interpretation by the board of directors of the terms of this Agreement will be final, binding and conclusive.

(j) Neither this Agreement nor the Plan confers any right with respect to continuance of employment by the Company or its related corporations and neither this Agreement nor the Plan will interfere in any way with the right of the Company to terminate the Optionee’s employment at any time.

(k) All the agreements, representations and warranties made by the Employee herein shall survive the issuance of the Options and the underlying Optioned Shares.

7. Notwithstanding anything to the contrary contained in this Agreement, the board of directors of the Company in its discretion may delay issuance of shares upon exercise of any Options for such time period as is necessary to enable the Company to comply with any federal or state securities laws. In addition, certificates for shares will be subject to such transfer orders, legends or other restrictions as the Company may deem necessary or advisable and the Optionee may be required to make certain representations and execute a subscription agreement in connection with exercise of the Options.

8. This Agreement shall be governed and interpreted by the laws of the State of Tennessee.

9. This Agreement, the Plan and the Employment Agreement constitute the entire agreement between the parties with respect to the subject matter hereof, and no change or modification shall be valid unless made in writing and signed by the party against whom such change or modification is sought to be enforced.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, and the Optionee has executed this Agreement as of the day and year first above written.

The Company:

Atmospheric Glow Technologies, Inc.

By:	/s/ Steven D. Harb
Title:	Chairman

The Optionee:

/s/ W. Scott McDonald
W. Scott McDonald

EXERCISE OF OPTIONS

The undersigned hereby irrevocably elects to exercise the right, represented by a Stock Option Agreement, to purchase                      Common Shares and herewith tenders in payment for such Shares cash or a certified or official bank check payable to this order of Atmospheric Glow Technologies, Inc. in the amount of $            . The undersigned requests that a certificate for such Shares be registered in the undersigned’s name and that such certificate be delivered to the undersigned at:

Dated:

W. Scott McDonald